UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2025

Summit Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1801 California Street, Suite 3500

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 893-0012

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 30, 2024, Summit Materials, Inc., a Delaware corporation (the “Company” or “Summit”), filed its definitive proxy statement on Schedule 14A (as such may be supplemented from time to time, the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the special meeting of Summit’s stockholders (the “Special Meeting”) to be held in connection with transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 24, 2024, by and among the Company, Quikrete Holdings, Inc., a Delaware corporation (“Purchaser”), and Soar Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Purchaser.

The Special Meeting is scheduled for February 5, 2025, beginning at 8:00 a.m. Mountain Time. Summit’s stockholders of record as of the close of business on December 27, 2024 will be eligible to vote at the Special Meeting. Subject to the satisfaction of the remaining conditions to closing of the Merger under the Merger Agreement, including that Summit’s stockholders vote to approve the Merger at the Special Meeting, Summit expects to complete the Merger in the first quarter of 2025. The information contained in this Current Report on Form 8-K (this “Form 8-K”) should be read in conjunction with the Proxy Statement, which should be read in its entirety.

Litigation Relating to the Merger

As of the date of this Form 8-K, two lawsuits relating to the Merger (collectively, the “Lawsuits”) have been filed: (i) Clark v. Summit Materials, Inc., et al. Index No. 650286/2025 and (ii) Stevens v. Summit Materials, Inc., et al. Index No. 650279/2025, both of which were filed in the Supreme Court of the State of New York, County of New York, on January 16, 2025. The Lawsuits were each filed by a purported stockholder of the Company as an individual action and allege that the Proxy Statement was materially incomplete due to certain misrepresentations and omissions in violation of New York common law. The Lawsuits name as defendants the Company and its directors and seek, among other relief, an order enjoining the consummation of the Merger. There can be no assurance regarding the ultimate outcome of the Lawsuits.

As of the date of this Form 8-K, attorneys representing multiple purported stockholders of the Company have also delivered demand letters to the Company (collectively, the “Demand Letters”) alleging that the disclosures contained in the Proxy Statement are deficient and requesting that the Company supplement such disclosures prior to the Special Meeting. Additionally, attorneys representing one purported stockholder of the Company have delivered a demand letter to the Company requesting access to certain books and records of the Company. The Demand Letters threaten the Company with lawsuits in the event that the purported deficiencies in the Proxy Statement are not addressed.

It is possible that additional, similar complaints may be filed, that the Lawsuits described above may be amended, or that additional demand letters will be received by the Company. If this occurs, the Company does not intend to announce the filing or receipt of each additional, similar complaint or demand letter or any amended complaint unless required by law.

The Company believes that the claims asserted in the Lawsuits and the Demand Letters are without merit. However, in order to moot the unmeritorious disclosure claims, alleviate the costs, risks and uncertainties inherent in potential litigation and provide additional information to its stockholders, the Company has determined to voluntarily supplement the Proxy Statement as described in this Form 8-K. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations set forth in the Lawsuits and the Demand Letters that any additional disclosure in the Proxy Statement was or is required.

Supplemental Disclosures

The following disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

(a)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Morgan Stanley—Summary of Financial Analyses of Morgan Stanley—Discounted Cash Flow Analysis” the disclosure in the third full paragraph on page 50 is amended by replacing the paragraph with the following (new text is underlined and bold, and deleted text is crossed through):

For purposes of its DCF analysis, Morgan Stanley calculated a terminal value for Summit as of December 31, 2029, by applying a range of perpetuity growth rates of 2.0% to 3.0%, selected based on Morgan Stanley’s experience and professional judgment, to the terminal year unlevered free cash flow. Based on the forecast provided to Morgan Stanley by the Summit board for use by Morgan Stanley in its analysis, Morgan Stanley derived the projected standalone unlevered free cash flow for the terminal year to be $1.030 billion (which reflected adjustments for such terminal year, as directed by Summit management, to limit capital expenditures to maintenance capital expenditures and to set depreciation and amortization expense equal to such maintenance capital expenditures). The unlevered free cash flows from fiscal years 2025 to 2029 (see the section titled “—Certain Financial Projections Utilized by the Summit Board of Directors and Summit’s Financial Advisors”) and the terminal value were then discounted to present values as of December 31, 2024 using a range of discount rates of 10.2% to 11.6% (which Morgan Stanley derived using its experience and professional judgment based on application of the capital asset pricing model to estimate a ~~to reflect an estimated~~ range of Summit’s assumed weighted average cost of capital), and adjusted by Summit’s estimated net debt as of December 31, 2024 of $2.035 billion (which included financial debt, lease liabilities, acquisition related liabilities and accrued interest expense, less cash and cash equivalents), as provided by Summit’s management. Morgan Stanley divided the resulting equity value by the number of fully diluted shares of Summit common stock outstanding (approximately 177.4 million), as provided by Summit’s management. Morgan Stanley noted that the present value of the terminal value represented approximately 70% to 80% of the sum of the discounted cash flows and terminal value.

(b)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Morgan Stanley—Summary of Financial Analyses of Morgan Stanley—Discounted Equity Value Analysis” the disclosure in the seventh full paragraph on page 50 is amended by replacing the paragraph with the following (new text is underlined and bold):

To calculate the future ranges of implied equity values, Morgan Stanley applied a range of multiples of 8.5x to 10.0x (selected by Morgan Stanley using its experience and professional judgment) to Summit’s estimated earnings before interest, taxes, depreciation and amortization (or EBITDA) for the next twelve months (or NTM) as of each of December 31, 2025, December 31, 2026, December 31, 2027 and December 31, 2028, in each case based on Summit’s financial projections, and then subtracted the amount of Summit’s estimated net debt as of each date, respectively, as provided by Summit’s management. Morgan Stanley then divided the resulting implied equity values by Summit’s fully diluted shares outstanding (approximately 177.4 million), as provided by Summit’s management, to derive ranges of future implied equity values per share. Morgan Stanley then discounted the resulting implied equity values per share to November 22, 2024 at a discount rate of 13.1% (which Morgan Stanley derived using its experience and professional judgment based on Summit’s assumed cost of equity).

(c)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Morgan Stanley—Summary of Financial Analyses of Morgan Stanley—Selected Public Companies Analysis” the disclosure in the fifth full paragraph on page 51 is amended by replacing the paragraph with the following (new text is underlined and bold):

Morgan Stanley calculated estimated implied equity values of Summit based on the AV/EBITDA multiples for each of the selected companies multiplied by Summit’s estimated EBITDA for fiscal year 2025, based on Summit’s financial projections, and adjusting implied AV’s for Summit by Summit’s estimated net debt as of September 30, 2024 of approximately $2.170 billion (which included financial debt, lease liabilities, acquisition related liabilities and accrued interest expense, less cash and cash equivalents), as provided by Summit’s management. Morgan Stanley then divided the resulting implied equity values by Summit’s fully diluted shares outstanding (approximately 177.4 million), as provided by Summit’s management, to derive implied equity values per share of Summit common stock.

(d)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Morgan Stanley—Summary of Financial Analyses of Morgan Stanley—Selected Precedent Transactions Analysis—Selected Precedent Transaction Multiples” the disclosure in the table on page 52 and the accompanying first full paragraph on page 53 are amended by replacing the table and accompanying paragraph with the following (new text is underlined and bold):

Announcement Date	Acquiror	Target	Aggregate Value / LTM EBITDA
August 2024	Arcosa, Inc.	Stavola Holding Corp.’s Construction Materials business	12.0x
November 2023	CRH plc	Martin Marietta Texas Assets	12.4x
September 2023	Summit Materials, Inc.	Argos USA	10.4x
June 2021	Vulcan Materials Company	U.S. Concrete, Inc.	11.3x
May 2021	Martin Marietta Materials, Inc.	Lehigh Hanson, Inc.’s West Region assets	13.5x
March 2021	Arcosa, Inc.	StonePoint Materials	13.4x
November 2019	Eagle Materials Inc.	Kosmos Cement Company Louisville, Kentucky cement plant and related assets	11.9x
November 2017	CRH plc	Suwannee American Cement LLC	10.0x
September 2017	CRH plc	Ash Grove Cement Company	10.5x
June 2017	Martin Marietta Materials, Inc.	Bluegrass Materials Company	16.7x
May 2017	Vulcan Materials Company	Aggregates USA	12.2x
September 2016	Eagle Materials Inc.	CEMEX S.A.B. de C.V.’s Fairborn, Ohio cement plant and related assets	12.1x
August 2016	Argos USA	Heidelberg Cement AG’s Martinsburg, West Virginia plant and related assets (FTC mandated)	12.0x
August 2015	Taiheiyo Cement U.S.A., Inc.	Martin Marietta Materials, Inc.’s California cement assets	11.1x
April 2015	Summit Materials, Inc.	Davenport Assets	8.4x

These transactions varied significantly based upon company scale, product mix, and geography. Based on its experience and professional judgment and taking into consideration, among other things, the observed multiples for the selected transactions listed above (which indicated a median AV / LTM EBITDA multiple of 12.0x), Morgan Stanley selected a range of AV/LTM EBITDA multiples from 11.0x to 13.0x and applied this range of multiples to Summit’s estimated EBITDA for 2024, based on information provided by Summit, and adjusted the implied range of AV’s for Summit by Summit’s estimated net debt as of September 30, 2024 of approximately $2.170 billion (which included financial debt, lease liabilities, acquisition related liabilities and accrued interest expense, less cash and cash equivalents), as provided by Summit’s management. Morgan Stanley then divided the resulting implied equity values by Summit’s fully diluted shares outstanding (approximately 177.4 million), as provided by Summit’s management, to derive implied equity values per share of Summit common stock. Based on the above-described analysis, Morgan Stanley derived a range of implied equity values per share of Summit common stock of $48.50 per share to $59.50 per share, rounded to the nearest $0.25 per share, as compared to the merger consideration in the merger of $52.50.

(e)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Morgan Stanley—Summary of Financial Analyses of Morgan Stanley—Equity Research” the disclosure in the fifth full paragraph on page 53 is amended by replacing the paragraph with the following (new text is underlined and bold):

Morgan Stanley reviewed sell-side equity research analyst price targets for shares of Summit common stock published by 16 equity research analysts. These targets generally reflect each analyst’s estimate of the 12-month future public market trading price per share of Summit common stock and were not discounted to reflect present values. The range of undiscounted price targets for shares of Summit common stock by these analysts (x) on or before October 23, 2024 (the last trading day before published market rumors of a transaction) was $41.00 per share to $56.00 per share (with a mean and median price target of $48.00 and $48.00, respectively) and (y) after the published market rumors and Summit’s earnings report for the third quarter of 2024 through November 21, 2024 was $43.00 per share to $60.00 per share (with a mean and median price target of $54.00 and $55.00, respectively). The price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Summit common stock and these estimates are subject to uncertainties, including the future financial performance of Summit and future financial market conditions.

(f)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Morgan Stanley—Summary of Financial Analyses of Morgan Stanley—Miscellaneous” the disclosure in the sixth full paragraph beginning on page 54 is amended by replacing the paragraph with the following (new text is underlined and bold):

Morgan Stanley acted as financial advisor to the Summit board of directors in connection with the proposed merger and will receive a fee of approximately $83 million for such services, of which $7.5 million is payable in connection with the delivery of the opinion (and was not contingent on conclusions reached by Morgan Stanley) and the remainder is payable upon the consummation of the merger. Summit agreed to reimburse Morgan Stanley for its expenses, including fees and expenses of counsel, incurred in connection with its engagement. In addition, Summit agreed to indemnify Morgan Stanley and related parties against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Morgan Stanley’s engagement.

(g)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Evercore—Summary of Evercore’s Financial Analyses—Discounted Cash Flow Analysis” the disclosure in the second full paragraph on page 57 is amended by replacing the paragraph with the following (new text is underlined and bold):

Evercore performed a discounted cash flow analysis of Summit to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, less changes in net working capital and capital expenditures, that Summit was forecasted to generate during the period from the fourth quarter of Summit’s fiscal year 2024 through fiscal year 2029 based on the forecasts provided to Evercore by Summit’s management (as described in more detail under “—Summit Management Financial Projections”). Evercore calculated terminal values for Summit by applying perpetuity growth rates of 4.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to terminal year estimates of the unlevered, after-tax free cash flows that Summit was forecasted to generate based on the forecasts. Based on the forecasts provided to Evercore by Summit’s management and approved by Summit’s management for use by Evercore in its analysis, Evercore derived Summit’s projected standalone, unlevered, after-tax free cash flows for the fourth quarter of fiscal year 2024 to be $202 million, for fiscal year 2025 to be $376 million, for fiscal year 2026 to be $549 million, for fiscal year 2027 to be $648 million, for fiscal year 2028 to be $785 million, for fiscal year 2029 to be $873 million, and for the terminal year to be $877 million. The cash flows and terminal values in each case were then discounted to present value as of September 30, 2024, using discount rates ranging from 10.50% to 11.75%, which were based on an estimate of Summit’s weighted average cost of capital, and the mid-year cash flow discounting convention. Evercore estimated Summit’s weighted average cost of capital based on the application of the capital asset pricing model and considerations that Evercore deemed relevant in its professional judgment and experience. In calculating implied total enterprise values, Evercore included the present value of tax savings from Summit’s estimated usage of net operating losses based on the forecasts ranging from $126 million to $128 million. Based on this range of implied total enterprise values, Summit’s estimated net debt of $2,197 million (calculated as total debt plus debt-like liabilities less cash and cash equivalents) as of September 30, 2024, and the number of fully diluted outstanding shares of Summit common stock of 177.4 million, in each case as provided by Summit’s management, this analysis indicated a range of implied equity values per share of Summit common stock, rounded to the nearest $0.25, of $41.75 to $61.50, compared to the merger consideration of $52.50 in cash per share of Summit common stock.

(h)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Evercore—Summary of Evercore’s Financial Analyses—Selected Public Company Trading Analysis” the disclosure in the third full paragraph on page 57, the sequentially following bullet points and the first full paragraph on page 58 is amended by replacing the paragraphs and the bullet points with the following (new text is underlined and bold, and deleted text is crossed through):

Evercore reviewed and compared certain financial information of Summit to corresponding financial multiples and ratios for the ~~following~~ below selected publicly traded companies in the building materials industry (referred to as the “selected companies”):

~~•~~	~~Arcosa, Inc.~~

~~•~~	~~CEMEX SAB de CV~~

~~•~~	~~Construction Partners, Inc.~~

~~•~~	~~CRH Plc~~

~~•~~	~~Eagle Materials, Inc.~~

~~•~~	~~GCC SAB de CV~~

~~•~~	~~Heidelberg Materials AG~~

~~•~~	~~Holcim Ltd~~

~~•~~	~~Knife River Corporation~~

~~•~~	~~Martin Marietta Materials, Inc.~~

~~•~~	~~Vulcan Materials Company~~

For each of the selected companies, Evercore calculated total enterprise value (defined as fully diluted equity market capitalization plus total debt plus debt-like liabilities plus minority interest plus preferred equity less cash and cash equivalents less investments in affiliates) as a multiple of estimated 2024 and 2025 earnings before interest, taxes, depreciation and amortization before stock-based compensation expense, transaction and integration expenses (referred to as “Adjusted EBITDA,” such estimated 2024 and 2025 earnings referred to as “2024E Adjusted EBITDA” and “2025E Adjusted EBITDA,” respectively, and such multiples referred to as “TEV / 2024E Adjusted EBITDA” and “TEV / 2025E Adjusted EBITDA,” respectively), based on closing share prices as of November 22, 2024, as set forth below. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.

Selected Company	TEV / 2024E Adjusted EBITDA	TEV / 2025E Adjusted EBITDA
Arcosa, Inc.	14.4x	12.7x
CEMEX SAB de CV	5.0x	4.8x
Construction Partners, Inc.	19.9x	17.8x
CRH Plc	11.5x	10.8x
Eagle Materials, Inc.	13.5x	12.7x
GCC SAB de CV	5.1x	5.0x
Heidelberg Materials AG	6.1x	5.7x
Holcim Ltd	8.9x	8.4x
Knife River Corporation	13.9x	12.4x
Martin Marietta Materials, Inc.	19.7x	17.2x
Vulcan Materials Company	20.4x	17.5x

(i)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Evercore—Summary of Evercore’s Financial Analyses—Selected Transactions Analysis” the disclosure in the fifth full paragraph on page 58, the sequentially following table and the sixth full paragraph beginning on page 58 is amended by replacing the paragraphs and the table with the following (new text is underlined and bold, and deleted text is crossed through):

Evercore reviewed financial information related to the ~~following~~ below selected transactions involving target companies in the building materials industry announced since 2014 (referred to as the “selected transactions”). ~~The selected transactions reviewed by Evercore, and the month and year each was announced, were as follows:~~

~~Month and Year Announced~~	~~Acquiror~~	~~Target~~
~~January 2014~~	~~Martin Marietta Materials, Inc.~~	~~Texas Industries, Inc.~~
~~May 2021~~	~~Martin Marietta Materials, Inc.~~	~~Lehigh Hanson, Inc.’s West Region business~~
~~June 2021~~	~~Vulcan Materials Company~~	~~U.S. Concrete, Inc.~~
~~September 2023~~	~~Summit Materials, Inc.~~	~~Argos North America Corp.~~
~~November 2023~~	~~CRH Plc~~	~~Martin Marietta Materials, Inc. South Texas Cement Business~~
~~August 2024~~	~~Arcosa, Inc.~~	~~Stavola Holding Corporation’s Construction Materials Business~~

For each selected transaction, Evercore calculated the implied total enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt plus debt-like liabilities plus minority interest less cash and cash equivalents) as a multiple of last twelve-month Adjusted EBITDA for the target company at the time of the announcement of the applicable transaction (referred to as “LTM Adjusted EBITDA” and such multiple referred to as “TEV / LTM Adjusted ~~EBTIDA~~ EBITDA”). Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.

The selected transactions reviewed by Evercore, the month and year each was announced, and the TEV / LTM Adjusted EBITDA were as follows:

Month and Year Announced	Acquiror	Target	TEV / LTM Adjusted EBITDA
January 2014	Martin Marietta Materials, Inc.	Texas Industries, Inc.	18.4x
May 2021	Martin Marietta Materials, Inc.	Lehigh Hanson, Inc.’s West Region business	13.9x
June 2021	Vulcan Materials Company	U.S. Concrete, Inc.	10.9x
September 2023	Summit Materials, Inc.	Argos North America Corp.	11.6x
November 2023	CRH Plc	Martin Marietta Materials, Inc. South Texas Cement Business	12.4x
August 2024	Arcosa, Inc.	Stavola Holding Corporation’s Construction Materials Business	12.0x

(j)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Evercore—Other Factors—Equity Research Analyst Price Targets” the disclosure in the sixth full paragraph on page 59 is amended by replacing the paragraph with the following (new text is underlined and bold):

Evercore reviewed selected public market trading price targets for the shares of Summit common stock prepared and published by equity research analysts that were publicly available as of October 23, 2024, the last trading day prior to the public disclosure of the receipt by Summit of a non-binding acquisition proposal, and as of November 22, 2024. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Summit common stock at the time the price target was published. As of October 23, 2024 and November 22, 2024, the ranges of selected equity research analyst price targets per share were $41.00 to $56.00 and $47.00 to $60.00, respectively. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Summit common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Summit and future general industry and market conditions. The selected equity research analyst price targets per share of Summit common stock that Evercore observed are shown below:

As of October 23, 2024:

Research Analyst	Date	Price Target
RBC Capital Markets	10/22/24	$45.00
D.A. Davidson	10/15/24	$41.00
Wolfe Research	10/9/24	$47.00
Stephens	10/9/24	$47.00
Citi Research	10/9/24	$46.00
Jefferies	10/9/24	$56.00
Thompson Davis & Co.	10/8/24	$50.00
Longbow Research	10/7/24	$50.00
Thompson Research Group	10/3/24	$55.00
Loop Capital	10/1/24	$49.00
Truist Securities	9/19/24	$47.00
Barclays Research	8/20/24	$45.00
Seaport Research Partners	8/5/24	$47.00

As of November 22, 2024:

Research Analyst	Date	Price Target
Truist Securities	11/21/24	$60.00
Jefferies	11/21/24	$58.00
Stephens	11/21/24	$56.00
Barclays Research	11/21/24	$52.00
Longbow Research	11/5/24	$55.00
D.A. Davidson	11/5/24	$47.00
Thompson, Davis & Co.	11/4/24	$60.00
Citi Research	11/1/24	$55.00
Loop Capital	11/1/24	$54.00
Wolfe Research	10/31/24	$58.00
Thompson Research Group	10/31/24	$56.00
RBC Capital Markets	10/31/24	$54.00
Seaport Research Partners	10/30/24	$47.00

(k)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Opinion of Summit’s Financial Advisor – Evercore—Miscellaneous” the disclosure in the eighth full paragraph beginning on page 60 is amended by replacing the paragraph with the following (new text is underlined and bold):

Pursuant to the terms of Evercore’s engagement letter with Summit, Summit has agreed to pay Evercore a fee for its services in the amount of approximately $55 million, of which $7.5 million was paid upon delivery of Evercore’s opinion (and was not contingent on conclusions reached by Evercore), and the balance of which will be payable contingent upon the consummation of the merger. Summit has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

Additional Information and Where to Find It

This Form 8-K does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the Merger. In connection with the Merger, on December 30, 2024 the Company filed with the SEC the Proxy Statement. This communication is not a substitute for the Proxy Statement or any other document that the Company has filed or may file with the SEC and send to its stockholders in connection with the Merger. The Merger will be submitted to the Company’s stockholders for their consideration. Before making any voting decision, the Company’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about the Company and the Merger.

The Company’s stockholders are able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by the Company with the SEC may be obtained, without charge, by contacting the Company through its website at https://investors.summit-materials.com/corporate-profile/default.aspx.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of common stock of the Company is set forth in the section entitled “Our Stockholders—Holdings of Major Stockholders” in the Company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 8, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001621563/000114036124018480/ny20019511x1_def14a.htm).

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Merger when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. Such forward-looking statements include but are not limited to statements about the Merger, including statements that are not historical facts. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2024, each as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following: (i) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between the Company and Purchaser, including in circumstances requiring the Company to pay a termination fee; (ii) potential litigation relating to the Merger that could be instituted against the parties to the definitive transaction agreement or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the possibility that the Merger does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iv) reputational risk and potential adverse reactions of customers, employees or other business partners and the businesses generally, including those resulting from the announcement of the Merger; (v) the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock; (vi) significant transaction costs associated with the Merger; and (vii) the diversion of management’s attention and time from ongoing business operations and opportunities on Merger-related matters. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.

DATED: January 27, 2025	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	Executive Vice President, Chief Legal Officer & Secretary